Ministère du Développement durable, de l'Environnement et des Parcs

Québec

Québec, le 7 octobre 2008

AUTORISATION

Règlement sur le captage des eaux souterraines
(Décret n° 696-2002 du 12 juin 2002, article 31)

Les Sources St-Élie inc.
45, rue Cristelle
Saint-Élie-de-Caxton (Québec) G0X 2N0

N/Réf. : 7314-04-01-51075-01
400 508 231

Objet : Aménagement et exploitation d'une installation de captage d'eau souterraine pour une usine d'eau embouteillée

Mesdames,
Messieurs,

À la suite de votre demande d'autorisation datée du 3 mars 2006, reçue le 6 mars 2006 et complétée le 17 juillet 2008, j'autorise, conformément à l'article 31 du Règlement sur le captage des eaux souterraines (édicté par le décret n° 696-2002 du 12 juin 2002), le titulaire mentionné ci-dessus à réaliser et à exploiter le projet décrit ci-dessous :

Nature du projet :

Aménagement et exploitation d'une installation de captage d'eau souterraine non traitée avant distribution commerciale pour la consommation humaine, comprenant deux puits P2 et P3, pour l'entreprise d'eau embouteillée Les Sources St-Élie inc.

Localisation :

Le projet est situé sur le lot 14B-1, rang 4, canton de Shawinigan, cadastre officiel de la Paroisse de Saint-Élie-de-Caxton, dans la municipalité de Saint-Élie-de-Caxton, faisant partie de la municipalité régionale de comté de Maskinongé.

Les documents suivants font partie intégrante de la présente autorisation :

- Rapport hydrogéologique réglementaire intitulé : « Demande d'autorisation en vertu de l'article 31 du Règlement sur le captage des eaux souterraines – puits P2 et P3 » volume 1 de 2, daté du 31 janvier 2006, signé par Mme Yamina Benhouhou, ing., et M. Denis Richard, ing.

- Rapport hydrogéologique réglementaire intitulé : « Demande d'autorisation en vertu de l'article 31 du Règlement sur le captage des eaux souterraines – puits P2 et P3 » volume 2 de 2, daté du 31 janvier 2006, signé par Mme Yamina Benhouhou, ing., et M. Denis Richard, ing.

- Note technique 01 intitulée : « Demande d'autorisation en vertu de l'article 31 du Règlement sur le captage des eaux souterraines – puits P2 et P3 », datée du 31 mai 2007, signée par MM. Yves Leblanc, ing., et Denis Richard, ing.

- Lettre d'engagement concernant les mesures de mitigation et le plan de suivi débit/rabattement, datée du 16 juillet 2008, signée par Mme Francine Lavoie, présidente de Les Sources St-Élie inc.

En cas de divergence entre ces documents, l'information inscrite dans le document le plus récent prévaudra.

À moins d'indication contraire dans les conditions décrites ci-après, le projet devra être réalisé et exploité conformément à ces documents.

Le titulaire de la présente autorisation devra respecter :

> un volume maximal de 653 mètres cubes d'eau par jour pourra être pompé à partir de ces puits.

En outre, cette autorisation ne dispense pas le titulaire d'obtenir toute autre autorisation requise par toute loi ou tout règlement le cas échéant.

Pour la ministre,

Madeleine Paulin

Madeleine Paulin
Sous-ministre